SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                December 15, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On December 15, 2003 registrant issued a press release entitled "Halliburton Completes Debt Exchange Offer."

         The text of the press release is as follows:

                    HALLIBURTON COMPLETES DEBT EXCHANGE OFFER


HOUSTON, Texas--Halliburton (NYSE: HAL) announced today that it has completed its offer to issue its new 7.6% debentures due 2096 in exchange for a like amount of 7.60% debentures due 2096 of its subsidiary, DII Industries, LLC. The offer expired at 5:00 p.m., New York City time, on December 12, 2003. Valid and unrevoked tenders made prior to the expiration date in an aggregate principal amount of $294,283,000 (approximately 98% of the outstanding DII Industries debentures) have been accepted and become irrevocable. Halliburton will issue a like amount of its 7.6% debentures to the holders who properly tendered their DII Industries debentures prior to the expiration date. Prior to the closing of the exchange offer, Halliburton executed a supplemental indenture to the indenture governing the DII Industries debentures whereby it assumed as a co-obligor with DII Industries all obligations under the indenture.

The exchange offer was related to DII Industries' solicitation of consents to amend the indenture governing the DII Industries debentures. As previously announced, as of 5:00 p.m., New York City time, on October 24, 2003, the consent payment deadline, DII Industries had received consents from holders of more than 95% of the principal amount of outstanding DII Industries debentures. These consents have been accepted and become irrevocable, and a supplemental indenture incorporating the proposed amendments has been executed. The amendments to the indenture governing the DII Industries debentures have taken effect as of the time of the closing of the exchange offer. Halliburton will pay the required consent payment to holders who tendered their DII Industries debentures prior to the consent payment deadline.

The exchange offer and consent solicitation are subject to the terms and conditions of the Offering Memorandum and Consent Solicitation Statement dated October 9, 2003, as amended and supplemented. This announcement amends and supplements the Offering Memorandum and the related letter of transmittal with respect to the matters described above. All other terms and conditions of the Offering Memorandum and the related letter of transmittal remain in full force and effect.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. The debentures being offered by the company have not been registered under the United States federal or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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Halliburton,  founded  in  1919,  is one of the  world's  largest  providers  of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.


NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks associated with the consummation or non-consummation of the proposed settlement of asbestos and silica claims, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended September 30, 2003 for a more complete discussion of such risk factors.
                                       ###

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     December 16, 2003            By: /s/ Margaret E. Carriere
                                          ------------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary